As filed with the Securities and Exchange Commission on July 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catcher Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1751433
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

44084 Riverside Parkway, Suite 320

Lansdowne, Virginia 20176

(703) 723-2700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Catcher, Inc. 2005 Stock Incentive Plan

(Full title of the Plan(s))

Mr. Robert H. Turner

Chief Executive Officer

44084 Riverside Parkway, Suite 320

Lansdowne, Virginia 20176

(703) 723-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeremy D. Glaser, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130-2040

(858) 720-5100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2005 Stock Incentive Plan Common Stock, par value $0.001 per share	2,781,000(2)	$1.065(3)	$2,961,765	$90.93

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	This total represents the additional amount of shares of the Registrant’s Common Stock authorized to be issued under the Registrant’s 2005 Stock Incentive Plan. Shares available for issuance under the Registrant’s 2005 Stock Incentive Plan were initially registered on a registration statement on Form S-8 with the Securities and Exchange Commission on January 26, 2006 (Registration No. 333-131304).

(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, based upon the average of the high and low selling prices of the Common Stock as reported on the OTC Bulletin Board on July 24, 2007.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities under the Registrant’s 2005 Stock Incentive Plan, which are the same class as those previously registered on Form S-8 on January 26, 2006 (File No. 333-131304) (the “Prior Registration Statement”). The contents of the Prior Registration Statement, including filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, all of which were previously filed by the Registrant (File No. 0-50299) with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference, except to the extent that such reports/documents are only “furnished” to the Commission:

(a) The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Commission on May 17, 2007.

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report described in (a) above.

(c) The description of the Registrant’s common stock as set forth in the Registration Statement on Form 10-SB filed with the Commission on May 29, 2003, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.	Exhibits.

The following exhibits are attached to this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansdowne, State of Virginia, on July 25, 2007.

CATCHER HOLDINGS, INC.

By:	/s/ Robert H. Turner
Robert H. Turner
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Robert H. Turner and Denis McCarthy his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Turner Robert H. Turner	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	July 25, 2007

/s/ Denis McCarthy Denis McCarthy	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2007

/s/ Ira Tabankin Ira Tabankin	President, Chief Technology Officer and Director	July 25, 2007

/s/ Harry L. Casari Harry L. Casari	Director	July 25, 2007

/s/ Cathal L. Flynn Cathal L. Flynn	Director	July 25, 2007

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)